Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (1) the Registration Statement (Form S-1 No. 333-117911 of KMG America Corporation) and in the related Propspectuses and (2) the Registration Statement (Form S-8 No. 333-121381 pertaining to the KMG America Corporation 2004 Equity Incentive Plan), of our report dated March 25, 2005, with respect to the consolidated financial statements and schedule of KMG America Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Greensboro, North Carolina	/s/ Ernst & Young LLP
March 25, 2005